Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the consolidated financial statements and financial statement schedule of RTI Biologics, Inc. and the effectiveness of RTI Biologics’ internal control over financial reporting dated March 1, 2010, appearing in the Annual Report on Form 10-K of RTI Biologics, Inc. for the year ended December 31, 2009.

/s/ DELOITTE & TOUCHE LLP

Tampa, Florida

May 5, 2010